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                                                                    EXHIBIT 10.4

                                ZERO CORPORATION
                            PENSION RESTORATION PLAN
                            ADOPTED JANUARY 19, 1994


1.  TITLE AND EFFECTIVE DATE

     This Plan shall be known as the ZERO Corporation Pension Restoration Plan (the "Plan"), and shall be effective as of January 1, 1994.

2.  PLAN ADMINISTRATION

     The Plan shall be administered and interpreted by the Corporate Secretary of ZERO Corporation.

     Subject to the terms of the Plan, the Corporate Secretary shall establish rules, forms and procedures for the administration of the Plan, and shall interpret the Plan and make, amend, interpret and enforce all provisions adopted in connection with the Plan.

3.   ELIGIBILITY

     Participants in the Plan shall be required to be employed in the United States (except as otherwise designated as set forth below), and shall include all Corporate officers, and division and subsidiary presidents and general managers, and such other management employees as may be designated by the Employee Benefits Committee of the Board of Directors of ZERO Corporation (the "Participants").

4.   ACTION TO PARTICIPATE

     The Participants under the Plan shall automatically be entitled to participate in the Plan, with no action being necessary on the part of such Participants.

5.   BENEFIT FORMULA

     Each Participant under the Plan shall be entitled to receive a contribution from the Company in an amount which equals the reduction in the benefit contributions as set forth in Article V of the ZERO Corporation Retirement Savings Plan (the "Pension Plan") account of such eligible Participant as a result of contribution limitations established by Internal Revenue Code Sections 415 and/or 401(a)(17) (the "Code").

6.   COMPUTATION AND CREDITING

     On the earlier of the date of separation from employment or December 31 of each year, the Company shall determine the pension benefit to which the Participant would be entitled without regard
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to the contribution limitations established by the Code.  In addition, the maximum benefit allowable by the Code for the Participant shall be calculated. For purposes of determining the maximum benefit allowable and any credits to a Participant, the term "Compensation" shall be as defined in Section 2.14 of
Article II of the Pension Plan whether or not such Compensation is deferred under the 1994 ZERO Corporation Executive Deferred Compensation Plan (the "1994 Deferred Compensation Plan"). To the extent that a Participant's benefit may exceed the Code maximum, any contribution which would have been made under the Pension Plan on the excess will be credited to the account established for such Plan Participant under the 1994 Deferred Compensation Plan (the "Bookkeeping Account") as of the last day of each quarter. For example:

                                                          Crediting     Restoration
               Compensation                                Rate(a)        Credit
               ------------                              ------------   -----------

   1st Quarter                                $ 50,000                   $  ----
   2nd Quarter (inc. bonus)                    100,000                      ----
   3rd Quarter                                  50,000        8%           4,000
   4th Quarter                                  50,000        8%           4,000
                                              --------                    ------
          Total                               $250,000                    $8,000
                                              --------                    ------

(a) Funds credited to the Bookkeeping Account under this Plan shall earn interest in accordance with the provisions of Section 5.02 of Article V of the 1994 Deferred Compensation Plan.

7.   VESTING

     The interest of a Participant in the benefits deposited into such Participant's Bookkeeping Account under this Plan, and any related interest calculated thereon, shall be subject to the Vesting requirements of the Pension Plan.

8.   MISCELLANEOUS PROVISIONS INCORPORATED BY REFERENCE

     In addition to those terms and conditions of the 1994 Deferred Compensation Plan specifically set forth above, the Definitions in Article II, and the terms and conditions of Articles VI, VII, VIII, X, XI and XII are also incorporated herein by reference.

                                 AS ADOPTED BY THE BOARD OF DIRECTORS
                                         OF ZERO CORPORATION
                                          JANUARY 19, 1994

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